                                                                      Exhibit 11

                       Harmon Industries, Inc.
                              Form 10-K
                  Computation of Per Share Earnings
              (in thousands, except earnings per share)

                                                                 Three Months ended December 31,
                                                           ---------------------------------------------
                                                           ---------------------------------------------
                                                                  1998                      1997
                                                                  ----                      ----
Basic:
Net earnings                                                          $ 3,520                   $ 3,889
                                                           -------------------       -------------------
                                                           -------------------       -------------------


Weighted average shares outstanding                                    10,638                    10,391
Shares representing unearned compensation                                 (12)                      (12)
                                                           -------------------       -------------------
   Total                                                               10,626                    10,379
                                                           -------------------       -------------------
                                                           -------------------       -------------------
Basic earnings per share                                               $ 0.33                    $ 0.37
                                                           -------------------       -------------------
                                                           -------------------       -------------------

Diluted:
Net earnings                                                          $ 3,520                   $ 3,889
                                                           -------------------       -------------------
                                                           -------------------       -------------------

Weighted average shares outstanding                                    10,638                    10,391
Shares representing unearned compensation                                 (12)                      (12)
Equivalent shares under option plans                                      148                        88
                                                           -------------------       -------------------
   Total                                                               10,774                    10,467
                                                           -------------------       -------------------
                                                           -------------------       -------------------
Diluted earnings per share                                             $ 0.33                    $ 0.37
                                                           -------------------       -------------------
                                                           -------------------       -------------------


                                                                 Twelve Months ended December 31,
                                                           ---------------------------------------------
                                                           ---------------------------------------------
                                                                  1998                      1997
                                                                  ----                      ----
Basic:
Net earnings                                                         $ 13,402                  $ 10,961
                                                           -------------------       -------------------
                                                           -------------------       -------------------

Weighted average shares outstanding                                    10,553                    10,319
Shares representing unearned compensation                                 (12)                       (6)
                                                           -------------------       -------------------
   Total                                                               10,541                    10,313
                                                           -------------------       -------------------
                                                           -------------------       -------------------
Basic earnings per share                                               $ 1.27                    $ 1.06
                                                           -------------------       -------------------
                                                           -------------------       -------------------

Diluted:
Net earnings                                                         $ 13,402                  $ 10,961
                                                           -------------------       -------------------
                                                           -------------------       -------------------

Weighted average shares outstanding                                    10,553                    10,319
Shares representing unearned compensation                                 (12)                       (6)
Equivalent shares under option plans                                      143                        61
                                                           -------------------       -------------------
   Total                                                               10,684                    10,374
                                                           -------------------       -------------------
                                                           -------------------       -------------------
Diluted earnings per share                                             $ 1.25                    $ 1.06
                                                           -------------------       -------------------
                                                           -------------------       -------------------
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